FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

BILOXI, MISS. (June 22, 2006)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) today reported financial results for the fourth quarter and fiscal year ended April 30, 2006. For the fourth quarter, the Company reported a 19.3% increase in net revenues to $306.5 million compared to net revenues of $257.0 million for the same quarter in fiscal 2005. Net income for the fourth quarter of fiscal 2006 increased 338% to $15.1 million or $0.48 per diluted common share, compared to $3.5 million or $0.11 per diluted common share for the fourth quarter of fiscal 2005. Included in net income for the quarter ended April 30, 2006, are pre-tax valuation charges of $13.3 million related to the Company’s international operations. These charges resulted in a reduction to net income per diluted share of $0.38. Adjusted EBITDA1 for the fourth quarter of fiscal 2006 increased 42.4% to $78.0 million compared to Adjusted EBITDA1 of $54.8 million for the same quarter in fiscal 2005.

For the fiscal year 2006, the Company reported a 4.3% increase in net revenues to $988.0 million compared to net revenues of $947.6 million in fiscal 2005. For the fiscal year 2006, the Company reported a 5.5% increase in net income to $19.0 million or $0.61 per diluted common share compared to $18.0 million or $0.58 per diluted common share for the fiscal year 2005. Adjusted EBITDA1 for fiscal year 2006 increased 9.6% to $207.3 million compared to Adjusted EBITDA1 of $189.2 million in fiscal 2005.

For fiscal 2006 and fiscal 2005 the Isle-Bossier City, Isle-Vicksburg and Colorado Grande-Cripple Creek are reflected as discontinued operations. Accordingly, the operating results for these properties are not included in the net revenue and Adjusted EBITDA1 results discussed above. The Company previously announced on February 14, 2006, it entered into an agreement to sell the assets of its properties in Bossier City and Vicksburg. For the fourth quarter of fiscal 2006, Isle-Bossier City and Isle-Vicksburg had combined net revenues of $48.6 million compared to combined net revenues of $42.7 million for the same quarter in fiscal 2005. For the fiscal year 2006 Isle-Bossier City and Isle-Vicksburg had combined net revenues of $166.4 million compared to $164.0 million in fiscal year 2005. The Company expects this sale to close in the second quarter of fiscal 2007, subject to regulatory and other customary closing conditions. Assuming this transaction closes, the Company expects to record a pre-tax gain on the sale of between $14 million and $18 million. The Colorado Grande property was sold effective April 24, 2005. Earnings per diluted common share for continuing operations for the fourth quarters ended April 30, 2006 and April 24, 2005 was $0.26 and $0.17, respectively. Earnings per diluted common share for continuing operations for the years ended April 30, 2006 and April 24, 2005 was $0.25 and $0.48, respectively.

In addition, in April 2006, the Company’s Board of Directors approved a plan to exit its Our Lucaya operations. Effective June 1, 2006, the Company notified its landlord of the Company’s decision to terminate its lease and intent to cease operations by June 1, 2007. Isle-Our Lucaya had net revenues of $7.4 million and $9.4 million for the fourth fiscal quarters ended April 30, 2006 and April 24, 2005 respectively and had net revenues of $25.3 million and $23.3 million for the fiscal years ended April 30, 2006 and April 24, 2005 respectively. The Company will continue to report the results of its Our Lucaya property as continuing operations until a probable sale of this facility is reached or operations are ceased at which time these results will be reported as discontinued operations.

“I am pleased that our performance produced comparative quarter-to-quarter growth. This accomplishment, at the end of one of the most challenging years in our Company’s history, shows that our business model continues to perform at a high level. We believe our portfolio diversity and our pipeline of development opportunities puts Isle of Capri in an excellent position for continued growth,” Bernard Goldstein, chairman and chief executive officer, said.

Highlights and Updates
•
The Company is proceeding with construction of a $140 million development project at Pompano Park in Florida. The project includes 1,500 slot machines, 30 poker tables and four restaurants, as well as new horse racing amenities including a sports bar and wagering area overlooking the track. The Company expects to open the racino early in calendar year 2007.

•
In late May 2006, Isle-Biloxi completed the renovation of its existing atrium adding additional gaming space bringing the casino resort to approximately 1,600 gaming positions, opening a new multi-story entry feature and bar, and connecting the parking garage with the atrium by a covered walkway. The remaining 100 damaged hotel rooms became fully operational bringing the hotel back to full capacity with 728 rooms including 200 whirlpool suites.

•
On June 15, 2006, the Company announced that it received site and development approval from the Mississippi Gaming Commission in connection with its previously announced casino resort in west Harrison County, Mississippi, which is approximately 20 miles from the Mississippi/Louisiana state border along Interstate 10. Preliminary plans call for the estimated $250-300 million project to include a single level gaming facility with over 2,000 gaming positions, a 500-room hotel, five restaurants and a complement of additional resort amenities. The project remains in the preliminary planning stages, and is subject to certain significant conditions, including but not limited to the receipt of all necessary licenses, approvals and permits.

•	In early June 2006, the Company opened its new 140-room hotel, including 20 suites, and an 800-seat entertainment venue at Isle-Boonville in Missouri.

•
The Company continues to deploy the IGT Advantage(TM) Casino System to replace the existing slot management systems at its properties in Missouri and Iowa. After implementation, these properties will feature the NexGen(TM) Interactive Display, supporting loyalty-building Bonusing(TM) tools, which will allow the Company to enhance its uniquely branded marketing programs.

•
Construction is underway at the Isle-Waterloo in Iowa with completion expected in the late spring of 2007. The Company plans to spend approximately $134 million constructing a single-level casino with approximately 1,300 gaming positions, three of its signature restaurants, a 200-room hotel and 1,000 parking spaces.

•
The Company continues to construct a new 250-room hotel at the Isle-Bettendorf. Included in the project is additional parking, a signature restaurant, and expansion of the existing buffet. The cost of the project is expected to be approximately $45 million, with the new hotel scheduled to open in the summer of 2007.

•
The Company is moving forward with the relocation of its corporate headquarters to the St. Louis County municipality of Creve Coeur and expects to complete the transition by mid-summer 2006. The Company will maintain a regional office in Biloxi, Mississippi. The anticipated cost of this move is approximately $10 million, most of which will be recorded in fiscal 2007.

•
At Isle-Our Lucaya, in conjunction with the termination of its lease, the Company paid a $2.2 million fee to its landlord, which will be expensed in the first quarter of fiscal 2007. Based on projected cash flows and government regulations, we have recorded an impairment charge of approximately $2.4 million and have accrued $1.2 million for severance payments in the fourth quarter of fiscal 2006.

“We have and will continue to refine our product mix and invigorate the Isle brand providing our customers the amenities and experiences that they prefer. Our focus on developing our core properties, implementing technological advances, and improved service initiatives continues to produce improved financial results,” Tim Hinkley, president and chief operating officer, said.

Operational Review of the Company’s Continuing Operations for the Fourth Quarter Fiscal 2006 Compared to the Fourth Quarter Fiscal 2005

In Mississippi, the Company’s three continuing operations contributed 29.8% of net revenues. Isle-Biloxi’s net revenues were up from the prior year period principally because of the new and upgraded land based casino and the limited competition in the Biloxi market. Adjusted EBITDA1 at the property was up significantly over the same quarter in fiscal 2005 also due to reduced competition in the market. Isle-Natchez experienced increases in both net revenues and Adjusted EBITDA1 primarily resulting from continuing effects of population shifts into its market area. Isle-Lula’s net revenues increased due to improved marketing programs. Adjusted EBITDA1 also increased due to more efficient management of expenses.

In Louisiana, the Isle-Lake Charles contributed 16.1% of net revenues. Isle-Lake Charles experienced an increase in net revenues and Adjusted EBITDA1, compared to the prior year period, due to growth in the overall market and the closure of a competitor in the market.

In Missouri, the Company’s two properties contributed 14.8% of net revenues. Isle-Kansas City’s net revenues were down due to a decreased gaming patron count caused by the completion of competitors’ expansion projects in the market. Isle-Boonville’s net revenues and Adjusted EBITDA1 increased due to an increase in marketing efforts.

In Iowa, the Company’s three casinos contributed 18.2% of net revenues. Combined, the Company's two Quad-City properties showed a slight increase in both net revenues and Adjusted EBITDA1. Isle-Marquette showed a slight decrease in both net revenues and Adjusted EBITDA1 due to increased competition in the surrounding market.

In Colorado, the Company’s two Black Hawk casino operations contributed 15.0% of net revenues. The increase in both net revenues and Adjusted EBITDA1 were due to the completion of our expansion projects.

Our international operations account for a small percentage of our overall revenues. Isle-Our Lucaya experienced a decrease in Adjusted EBITDA1 primarily due to the recording of $2.0 million of business interruption proceeds in the fourth quarter of fiscal 2005.

New development expenses increased compared to the fourth quarter of fiscal 2005 primarily related to costs incurred relating to pursuit of the stand alone slot parlor license in Pittsburgh.

The increase in Corporate expenses is primarily related to a $2.3 million gain recorded in the prior year resulting from the sale of a land option. Additionally, the current year fourth quarter includes costs of $0.8 million related to the corporate office relocation.

The Company recorded $3.6 million in valuation and severance charges in the fourth quarter of fiscal 2006 related to its Our Lucaya property, resulting from its decision to sell or close the casino by June of 2007. As a result of adverse market conditions on the expected future cash flows of the Blue Chip operations, the Company recorded a valuation charge of $9.6 million related to its Blue Chip properties. At this time, the Company is unable to record a tax benefit related to the valuation charge on its Blue Chip properties.

The Company’s fiscal year ends on the last Sunday in April. This fiscal year system creates more comparability of the Company’s quarterly operations, by generally having an equal number of weeks (13) and weekend days (26) in each quarter. Periodically, this system necessitates a 53-week year. The fiscal year ended April 30, 2006 was a 53-week year. The extra week was included in the fourth fiscal quarter.

Operating results from the Isle-Vicksburg and Isle-Bossier City have been recorded as Discontinued Operations and thus are not included in the Operational Review discussed above.

Isle of Capri Casinos, Inc.
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	April 30,	April 24,	April 30,	April 24,
	2006	2005	2006	2005
Revenues:
Casino	$309,932	$256,410	$1,004,644	$957,878
Hotel, pari-mutuel, food, beverage & other	58,054	49,485	183,550	177,999
Gross revenues	367,986	305,895	1,188,194	1,135,877
Less promotional allowances	61,457	48,856	200,174	188,304
Net revenues (2)	306,529	257,039	988,020	947,573

Operating and other expenses:
Properties	209,733	189,821	725,114	720,965
New development (3)	7,940	5,464	19,718	14,378
Corporate	10,839	6,956	35,844	23,039
Preopening (4)	57	-	281	247
Valuation Charge (5)	13,279	238	13,486	1,859
Hurricane related charges, net (6)	-	-	4,776	-
Depreciation and amortization	22,317	20,928	87,106	82,337
Total operating and other expenses	264,165	223,407	886,325	842,825

Operating income	42,364	33,632	101,695	104,748

Interest expense, net	(19,359)	(15,974)	(71,082)	(62,847)
Loss on early extinguishment of debt (7)	-	(5,251)	(2,110)	(5,251)
Minority interest (8)	(2,130)	(371)	(6,517)	(5,493)

Income before income taxes	20,875	12,036	21,986	31,157

Income tax expense (9)	12,785	6,697	14,176	16,125

Income from continuing operations	8,090	5,339	7,810	15,032
Income (loss) from discontinued operations (including minority
interest), net of income taxes	7,035	(1,888)	11,213	3,006
Net income	$15,125	$3,451	$19,023	$18,038

Earnings per common share - basic:
Income from continuing operations	$0.27	$0.18	$0.26	$0.51
Income (loss) from discontinued operations (including minority
interest), net of income taxes	0.23	(0.06)	0.37	0.10
Net income	$0.50	$0.12	$0.63	$0.61

Earnings per common share - diluted:
Income from continuing operations	$0.26	$0.17	$0.25	$0.48
Income (loss) from discontinued operations (including minority
interest), net of income taxes	0.22	(0.06)	0.36	0.10
Net income	$0.48	$0.11	$0.61	$0.58

Weighted average basic common shares	30,257	29,833	30,028	29,682
Weighted average diluted common shares	31,512	31,391	31,270	30,930

Selected Consolidated Balance Sheet Accounts
(In Thousands)

	April 30, 2006	April 24, 2005

Cash and cash equivalents	$121,193	$146,743
Property and equipment, net	938,169	857,643
Debt	1,221,280	1,156,118
Stockholders' equity	282,688	261,396

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Three Months Ended
	April 30,			April 24,
	2006			2005
	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin %	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin%

MISSISSIPPI
BILOXI	$52,493	$25,013	47.7%	$21,814	$4,518	20.7%
NATCHEZ	13,779	5,921	43.0%	10,438	3,202	30.7%
LULA	25,070	7,814	31.2%	24,568	7,241	29.5%
MISSISSIPPI TOTAL	91,342	38,748	42.4%	56,820	14,961	26.3%

LOUISIANA
LAKE CHARLES	49,330	13,616	27.6%	44,114	10,525	23.9%

MISSOURI
KANSAS CITY	24,397	5,487	22.5%	24,577	4,749	19.3%
BOONVILLE	21,040	6,260	29.8%	18,909	5,621	29.7%
MISSOURI TOTAL	45,437	11,747	25.9%	43,486	10,370	23.8%

IOWA
BETTENDORF	26,025	9,057	34.8%	25,273	9,489	37.5%
DAVENPORT	18,869	5,865	31.1%	17,604	4,426	25.1%
MARQUETTE	10,757	2,293	21.3%	10,960	2,708	24.7%
IOWA TOTAL	55,651	17,215	30.9%	53,837	16,623	30.9%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	46,076	14,215	30.9%	38,340	10,924	28.5%

INTERNATIONAL
BLUE CHIP (12)	2,214	(252)	(11.4%)	2,171	(473)	(21.8%)
OUR LUCAYA	7,414	1,233	16.6%	9,381	3,838	40.9%
INTERNATIONAL TOTAL	9,628	981	10.2%	11,552	3,365	29.1%

CORPORATE & OTHER (11)	9,065	(18,505)	N/M	8,890	(11,970)	N/M

TOTAL	$306,529	$78,017	25.5	$257,039	$54,798	21.3%

Note: Excludes properties classified as discontinued operations

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Fiscal Year Ended
	April 30,			April 24,
	2006			2005
	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin%	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin %

MISSISSIPPI
BILOXI	$100,855	$38,947	38.6%	$80,252	$15,821	19.7%
NATCHEZ	45,838	16,311	35.6%	35,836	9,119	25.4%
LULA	85,782	21,624	25.2%	85,541	21,073	24.6%
MISSISSIPPI TOTAL	232,475	76,882	33.1%	201,629	46,013	22.8%

LOUISIANA
LAKE CHARLES	161,912	39,066	24.1%	172,081	40,506	23.5%

MISSOURI
KANSAS CITY	88,125	16,736	19.0%	94,721	18,267	19.3%
BOONVILLE	74,519	21,576	29.0%	71,553	20,723	29.0%
MISSOURI TOTAL	162,644	38,312	23.6%	166,274	38,990	23.4%

IOWA
BETTENDORF	97,346	30,711	31.5%	100,283	34,263	34.2%
DAVENPORT	69,068	18,144	26.3%	69,349	17,685	25.5%
MARQUETTE	42,563	10,421	24.5%	42,018	10,695	25.5%
IOWA TOTAL	208,977	59,276	28.4%	211,650	62,643	29.6%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	163,411	49,982	30.6%	138,588	39,700	28.6%

INTERNATIONAL
BLUE CHIP (12)	8,221	(1,383)	(16.8%)	7,856	(1,492)	(19.0%)
OUR LUCAYA	25,349	2,523	10.0%	23,259	(573)	(2.5%)
INTERNATIONAL TOTAL	33,570	1,140	3.4%	31,115	(2,065)	(6.6%)

CORPORATE & OTHER (11)	25,031	(57,314)	N/M	26,236	(36,596)	N/M

TOTAL	$988,020	$207,344	21.0%	$947,573	$189,191	20.0%

Note: Excludes properties classified as discontinued operations

	Isle of Capri Casinos, Inc.
	Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
	(Unaudited) (In thousands)
	Three Months Ended April 30, 2006

	Operating Income (Loss)	Depreciation & Amortization	Preopening (4)	Other Charges (5)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$21,458	$3,555	$-	$-	$25,013	40.9%
NATCHEZ	5,023	898	-	-	5,921	36.5%
LULA	5,300	2,514	-	-	7,814	21.1%
MISSISSIPPI TOTAL	31,781	6,967	-	-	38,748	34.8%

LOUISIANA
LAKE CHARLES	10,243	3,373	-	-	13,616	20.8%

MISSOURI
KANSAS CITY	3,921	1,566	-	-	5,487	16.1%
BOONVILLE	5,053	1,207	-	-	6,260	24.0%
MISSOURI TOTAL	8,974	2,773	-	-	11,747	19.8%

IOWA
BETTENDORF	7,287	1,770	-	-	9,057	28.0%
DAVENPORT	4,207	1,658	-	-	5,865	22.3%
MARQUETTE	1,557	736	-	-	2,293	14.5%
IOWA TOTAL	13,051	4,164	-	-	17,215	23.5%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	10,237	3,978	-	-	14,215	22.2%

INTERNATIONAL
BLUE CHIP (12)	(9,368)	103	-	9,013	(252)	(423.1%)
OUR LUCAYA	(2,675)	266	-	3,642	1,233	(36.1%)
INTERNATIONAL TOTAL	(12,043)	369	-	12,655	981	(125.1%)

CORPORATE & OTHER (11)	(19,879)	693	57	624	(18,505)	N/M
TOTAL	$42,364	$22,317	$57	$13,279	$78,017	13.8%

Note: Excludes properties classified as discontinued operations

	Isle of Capri Casinos, Inc.
	Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
	(Unaudited) (In thousands)
	Three Months Ended April 24, 2005

	Operating Income (Loss)	Depreciation & Amortization	Other Charges (5)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$1,973	$2,545	$-	$4,518	9.0%
NATCHEZ	2,352	850	-	3,202	22.5%
LULA	4,975	2,266	-	7,241	20.2%
MISSISSIPPI TOTAL	9,300	5,661	-	14,961	16.4%

LOUISIANA
LAKE CHARLES	6,991	3,534	-	10,525	15.8%

MISSOURI
KANSAS CITY	2,840	1,909	-	4,749	11.6%
BOONVILLE	4,496	1,125	-	5,621	23.8%
MISSOURI TOTAL	7,336	3,034	-	10,370	16.9%

IOWA
BETTENDORF	7,470	2,019	-	9,489	29.6%
DAVENPORT	2,413	2,013	-	4,426	13.7%
MARQUETTE	1,979	729	-	2,708	18.1%
IOWA TOTAL	11,862	4,761	-	16,623	22.0%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	8,128	2,796	-	10,924	21.2%

INTERNATIONAL
BLUE CHIP (12)	(525)	52	-	(473)	(24.2%)
OUR LUCAYA	3,449	389	-	3,838	36.8%
INTERNATIONAL TOTAL	2,924	441	-	3,365	25.3%

CORPORATE & OTHER (11)	(12,909)	701	238	(11,970)	N/M
TOTAL	$33,632	$20,928	$238	$54,798	13.1%

Note: Excludes properties classified as discontinued operations

	Isle of Capri Casinos, Inc.
	Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
	(Unaudited) (In thousands)
	Fiscal Year Ended April 30, 2006

	Operating Income (Loss)	Depreciation & Amortization	Hurricane Related Charges, net (6)	Preopening (4)	Other Charges (5)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$27,148	$11,830	$(31)	$-	$-	$38,947	26.9%
NATCHEZ	12,385	3,922	4	-	-	16,311	27.0%
LULA	12,140	9,484	-	-	-	21,624	14.2%
MISSISSIPPI TOTAL	51,673	25,236	(27)	-	-	76,882	22.2%

LOUISIANA
LAKE CHARLES	19,517	15,249	4,300	-	-	39,066	12.1%

MISSOURI
KANSAS CITY	9,951	6,785	-	-	-	16,736	11.3%
BOONVILLE	17,060	4,516	-	-	-	21,576	22.9%
MISSOURI TOTAL	27,011	11,301	-	-	-	38,312	16.6%

IOWA
BETTENDORF	23,512	7,199	-	-	-	30,711	24.2%
DAVENPORT	11,112	7,032	-	-	-	18,144	16.1%
MARQUETTE	7,451	2,970	-	-	-	10,421	17.5%
IOWA TOTAL	42,075	17,201	-	-	-	59,276	20.1%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	36,132	13,850	-	-	-	49,982	22.1%

INTERNATIONAL
BLUE CHIP (12)	(10,813)	417	-	-	9,013	(1,383)	(131.5%)
OUR LUCAYA	(2,646)	1,524	3	-	3,642	2,523	(10.4%)
INTERNATIONAL TOTAL	(13,459)	1,941	3	-	12,655	1,140	(40.1%)

CORPORATE & OTHER (11)	(61,254)	2,328	500	281	831	(57,314)	N/M
TOTAL	$101,695	$87,106	$4,776	$281	$13,486	$207,344	10.3%

Note: Excludes properties classified as discontinued operations

	Isle of Capri Casinos, Inc.
	Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
	(Unaudited) (In thousands)
	Fiscal Year Ended April 24, 2005

	Operating Income (Loss)	Depreciation & Amortization	Preopening (4)	Other Charges (5)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$7,164	$8,657	$-	$-	$15,821	8.9%
NATCHEZ	5,823	3,296	-	-	9,119	16.2%
LULA	10,130	10,943	-	-	21,073	11.8%
MISSISSIPPI TOTAL	23,117	22,896	-	-	46,013	11.5%

LOUISIANA
LAKE CHARLES	27,036	13,470	-	-	40,506	15.7%

MISSOURI
KANSAS CITY	10,644	7,623	-	-	18,267	11.2%
BOONVILLE	14,332	6,391	-	-	20,723	20.0%
MISSOURI TOTAL	24,976	14,014	-	-	38,990	15.0%

IOWA
BETTENDORF	26,840	7,423	-	-	34,263	26.8%
DAVENPORT	10,268	7,417	-	-	17,685	14.8%
MARQUETTE	7,602	3,093	-	-	10,695	18.1%
IOWA TOTAL	44,710	17,933	-	-	62,643	21.1%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	29,764	9,936	-	-	39,700	21.5%

INTERNATIONAL
BLUE CHIP (12)	(1,952)	213	247	-	(1,492)	(24.8%)
OUR LUCAYA	(2,061)	1,488	-	-	(573)	(8.9%)
INTERNATIONAL TOTAL	(4,013)	1,701	247	-	(2,065)	(12.9%)

CORPORATE & OTHER (11)	(40,842)	2,387	-	1,859	(36,596)	N/M
TOTAL	$104,748	$82,337	$247	$1,859	$189,191	11.1%

Note: Excludes properties classified as discontinued operations

1.  EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Isle of Capri calculates Adjusted EBITDA at its properties by adding preopening expense, management fees, other charges and non-cash items to EBITDA. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA (Adjusted EBITDA before corporate expense) as the primary measure of the Company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP). The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues. Fiscal 2006 and 2005 results have been reclassified to reflect the Colorado Grande-Cripple Creek, Isle-Bossier City and Isle-Vicksburg as discontinued operations. Reconciliations of operating income to Adjusted EBITDA and operating income as a percentage of net revenues are included in the financial schedules accompanying this release. A reconciliation of Adjusted EBITDA with the Company’s net income is shown below.

	Three Months Ended		Fiscal Year Ended
	April 30,	April 24,	April 30,	April 24,
	2006	2005	2006	2005
	(In thousands)

Adjusted EBITDA	$78,017	$54,798	$207,344	$189,191
(Add)/deduct:
Depreciation and amortization	22,317	20,928	87,106	82,337
Preopening (4)	57	-	281	247
Valuation Charge (5)	13,279	238	13,486	1,859
Hurricane related charges, net (6)	-	-	4,776	-
Interest expense, net	19,359	15,974	71,082	62,847
Loss on early extinguishment of debt (7)	-	5,251	2,110	5,251
Minority interest (8)	2,130	371	6,517	5,493
Income tax expense (9)	12,785	6,697	14,176	16,125
Loss (income) from discontinued operations,
net of income taxes	(7,035)	1,888	(11,213)	(3,006)
Net income	$15,125	$3,451	$19,023	$18,038

2.  Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions. Fiscal 2006 and 2005 results have been reclassified to reflect the Colorado Grande-Cripple Creek, the Isle-Bossier City and the Isle-Vicksburg as discontinued operations.

3.  New development expenses include incremental costs incurred pursuing new opportunities within the industry. Such costs include legal and other professional fees, application fees and personnel and travel costs. These expenses are detailed in the table below.

	Three Months Ended		Fiscal Year Ended
	April 30,	April 24,	April 30,	April 24,
	2006	2005	2006	2005

Domestic[a]	$4,087	$1,858	$6,795	$7,394
International[b]	3,853	3,606	12,923	6,984
	$7,940	$5,464	$19,718	$14,378

[a] Relates primarily to the Company's development efforts in Pittsburgh, Pennsylvania
[b] Includes development expenses related to construction at Coventry and various other projects in the UK and the Company's development agreement with Eight Wonder related to Singapore

4.  Preopening expenses for the fiscal year ended April 30, 2006 are related to construction of the hotel and casino in Waterloo, Iowa and development at Pompano Park. Preopening expenses for the fiscal year ended April 24, 2005 relate to the September 2004 opening of the Blue Chip-Walsall pub-style casino.

5.  For the fiscal quarter and year ended April 30, 2006 and April 24, 2005, the Company recorded valuation and other charges as follows:

	Three Months Ended		Fiscal Year Ended
	April 30,	April 24,	April 30,	April 24,
	2006	2005	2006	2005

United Kingdom related	$9,637	$-	$9,637	$1,621
Isle-Our Lucaya	3,642	-	3,642	-
Rosemont, Illinois	-	2,514	-	2,514
Other[c]	-	(2,276)	207	(2,276)
	$13,279	$238	$13,486	$1,859

[c] Related to gain on sale of land option in St. Louis, Missouri in fiscal 2005

6.  Hurricane related charges, net, include impairment charges for assets damaged or destroyed by hurricanes, incremental costs incurred related to hurricanes and operating costs related to periods affected by hurricanes. This item also includes anticipated recoveries expected from our insurance carriers related to property damage, incremental costs and operating expenses. When the Company and its insurance carriers agree on the final amount of the insurance proceeds, the Company will also record any related gain in this account. Any recoveries of lost profit will be recognized when agreed to with the insurance carrier and will be reflected in the related properties revenue and Adjusted EBITDA1.

7.  Loss on early extinguishment of debt for the fiscal year ended April 30, 2006 relates to the refinancing of the Isle-Black Hawk’s senior secured credit facility on October 24, 2005. As a result of this transaction, Isle-Black Hawk expensed the unamortized debt issuance costs related to its previous credit agreement. Loss on early extinguishment of debt of $5.3 million for the fiscal quarter and year ended April 24, 2005 relates to the refinancing of the Company’s senior secured credit facility on February 4, 2005. These charges include the write-off of debt acquisition costs.

8.  Minority interest represents unrelated third parties’ portions of the Isle-Black Hawk’s income before income taxes and Colorado Central Station-Black Hawk’s net income.

9.  The Company’s effective tax rate from continuing operations for year ending April 30, 2006 was 64.5% compared to 51.8% for the year ending April 24, 2005, which, in each case, excludes an unrelated party’s portion of the Colorado Central Station-Black Hawk’s income taxes. This increase in effective tax rate over the comparable prior fiscal period is primarily attributable to the impact of not benefiting from a portion of its current losses in the United Kingdom, and not benefiting from the capital loss related to the Colorado Grande-Cripple Creek transaction.

10.  As management fees are eliminated in consolidation, Adjusted EBITDA1 for the Black Hawk/Colorado Central Station properties does not include management fees. Fiscal 2006 and 2005 results have been reclassified to reflect the Colorado Grande-Cripple Creek as a discontinued operation. The following table shows management fees and Adjusted EBITDA1 inclusive of management fees for the three months and fiscal year ended April 30, 2006 and April 24, 2005:

	Three Months Ended		Fiscal Year Ended
	April 30, 2006	April 24, 2005	April 30, 2006	April 24, 2005
	(In thousands)
Management Fees
Black Hawk/Colorado
Central Station	$1,993	$1,660	$7,439	$6,077

Adjusted EBITDA with Management Fees
Black Hawk/Colorado
Central Station	$12,222	$9,264	$42,543	$33,623

11.  For the three months ended April 30, 2006 corporate and other includes net revenues of $8.9 million and Adjusted EBITDA1 of $0.1 million for Pompano Park. For the fiscal year ended April 30, 2006, corporate and other includes net revenues of $24.8 million and Adjusted EBITDA1 of ($2.0) million for Pompano Park. For the three months ended April 24, 2005, corporate and other includes net revenues of $8.7 million and Adjusted EBITDA1 of $0.2 million for Pompano Park. For the fiscal year ended April 24, 2005, corporate and other includes net revenues of $24.6 million and Adjusted EBITDA1 of ($0.9) million for Pompano Park.

12.  Isle of Capri Casinos, Inc. acquired a two-thirds interest in Blue Chip Casinos, PLC on November 28, 2003. Blue Chip Casinos, PLC owns and operates pub-style casinos in Dudley, Wolverhampton and Walsall, England.

Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 15 casinos in 13 locations. The Company owns and operates riverboat and dockside casinos in Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The Company also owns a 57 percent interest in and operates two land-based casinos in Black Hawk, Colorado. Isle of Capri’s international gaming interests include a casino that it operates in Freeport, Grand Bahama, and a two-thirds ownership interest in casinos in Dudley, Wolverhampton and Walsall, England. The Company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

As a publicly held Company, the Company regularly files reports with the Securities and Exchange Commission (the “SEC”). These reports are required by the Securities Exchange Act of 1934 and include:
•	Annual Reports on Form 10-K;
•	Quarterly Reports on Form 10-Q;
•	Current Reports on Form 8-K; and
•	All amendments to those reports.

The Company’s Internet website is http://www.islecorp.com. The Company makes its filings available free of charge on its Internet website as soon as reasonably practical after the Company electronically files or furnishes such reports to the SEC.

You may read and copy the reports, statements and other information the Company files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20546. You can request copies of these documents by writing to the SEC but must pay photocopying fees. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Company’s SEC filings are also available to the public on the SEC’s Internet site (http://www.sec.gov).

Contact:
Allan B. Solomon, Executive Vice President, 561-995-6660
Donn Mitchell, Chief Financial Officer, 228-396-7052
Jill Haynes, Director of Corporate Communications, 228-396-7031

This press release contains forward-looking statements which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or variations thereon or similar terminology. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects is included in the filings of the Company with the Securities and Exchange Commission including, but not limited to, its 10-K for the fiscal year ended April 24, 2005 and Form 10-Q for the fiscal quarters ended since that date.